EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
 Halliburton Company:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated by reference herein.

/s/ KPMG LLP
KPMG LLP
Houston, Texas
 June 7, 2017